UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011

Motricity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 108th Avenue Northeast
Suite 800
Bellevue, WA 98004
(Address of Principal Executive Offices, including Zip Code)

(425) 957-6200
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2011, Motricity, Inc. (the “Company” or “Motricity”) amended the terms of its $20 million secured term loan from High River Limited Partnership (the “Term Loan”) by extending the maturity date for the term loan from March 16, 2012 to June 14, 2012. In addition,  the covenant under the Term Loan which requires the Company to cause its subsidiaries to guaranty the loan, if that would cure the circumstance in which the Company’s receivables (without considering receivables of its subsidiaries) are less than 70% of the aggregate receivables held by the Company and its subsidiaries, was amended by lowering the applicable threshold to 65% and excluding from such determination any accounts receivable that are more than 60 days past due.

High River Limited Partnership is beneficially owned by Carl C. Icahn, a beneficial holder of approximately 14.6% of the Company’s outstanding shares. Brett C. Icahn, a director of the Company, is the son of Carl C. Icahn, and Hunter C. Gary, a director of the Company, is married to Carl C. Icahn’s wife’s daughter. The amendment to the Company’s agreement with High River Limited Partnership was the product of arm’s length negotiations and was unanimously approved by a committee of disinterested directors of the Company’s Board of Directors.

The foregoing description is qualified in its entirety by reference to the text of the first amendment to promissory note, a copy of which has been filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On November 14, 2011, the Company issued a press release announcing its financial results for the third quarter ended September 30, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 2.02, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Promissory Note by and between Motricity, Inc. and High River Limited Partnership, dated November 14, 2011.

99.1	Press release dated November 14, 2011 of Motricity, Inc. announcing its financial results for the third quarter ended September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTRICITY, INC. (Registrant)

November 14, 2011	By:	/s/ James R. Smith, Jr.
(Date)		James R. Smith, Jr. Interim Chief Financial Officer